FELDHAKE, AUGUST & ROQUEMORE LLP
        ATTORNEYS AT LAW

        IRVINE OFFICE
NEWPORT GATEWAY, TOWER II
19900 MACARTHUR BLVD., SUITE 850
IRVINE, CALIFORNIA  92612
TELEPHONE (949) 553-5000
FACSIMILE (949) 553-5098

                SAN  DIEGO OFFICE
KOLL CENTER, SUITE 750
501 WEST BROADWAY
 SAN DIEGO, CALIFORNIA  92101
TELEPHONE (619)  696-6788
FACSIMILE  (619)  696-8685

RESPOND TO  IRVINE OFFICE

November 17, 2000

Mr. Jack Tortorice, President
Worldwide Wireless Networks, Inc.
770 The City Drive, Suite 3400
Orange, CA 92868

Re:      Legality of Shares Being Registered

Dear Mr. Tortorice:

        We refer to the Registration Statement No. 333-42774 on Form SB-2 (the "Registration Statement") of Worldwide Wireless Networks, Inc., a Nevada corporation (the "Company"), relating to the offer and sale of up to 11,970,060 shares of $0.001 par value common stock (the "Common Stock") to be offered for resale by the several selling stockholders named in the Registration Statement (the "Selling
Stockholders").   For the purpose of rendering the opinions set
forth herein, we have examined the Registration Statement and such other of the Company's documents and records as we have deemed necessary to enable us to express our opinions set forth below. In our examination of these items, we have assumed: (i) the genuineness of all signatures appearing on such documents or instruments; (ii) the legal capacity of all natural persons who have signed documents submitted to us; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity with the original of all documents submitted to us as certified, telecopied, photostatic or reproduced copies; and (v) the authenticity and veracity of the originals of all such documents as supplied to us.

Based upon the foregoing, we are of the opinion that the common stock being offered by the Selling Stockholders as described in the Registration Statement will be, when issued as described therein, or, upon the exercise of warrants or convertible debentures in accordance with their terms, validly issued, fully paid and nonassessable.

                                   Very truly yours,

                                   FELDHAKE, AUGUST & ROQUEMORE, LLP


                               /s/ Kenneth  S.  August
                                   -------------------
                                   Kenneth  S.  August,  Esq.


cc: Jerry Collazo
    Thomas Rotert, Esq.
    Robert J. Feldhake, Esq.